                                                     Exhibit (8)
                                                     Commonwealth Edison Company
                                                     Form S-3
                                                     File No. 33-


                                SIDLEY & AUSTIN
                            One First National Plaza
                            Chicago, Illinois 60603

                                 July 26, 1995



ComEd Financing I
Commonwealth Edison Company
37th Floor, 10 South Dearborn Street
Post Office Box 767
Chicago, Illinois  60690

                    Re:  ComEd Financing I
                         __% Trust Originated Preferred
                         Securities ("TOPrS")
                         -------------------------------

Ladies and Gentlemen:

     Reference is made to the Registration Statement on Form S-3 (the "Registration Statement") being filed with the Securities and Exchange Commission by Commonwealth Edison Company ("ComEd") and ComEd Financing I (the "Trust") and the prospectus contained therein (the "Prospectus") which forms a part of the Registration Statement.

     We have acted as special tax counsel to ComEd and the Trust in connection with the preparation of the Registration Statement and the Prospectus. The statements contained in the Prospectus under the caption "Certain Federal Income Tax Consequences," to the extent they constitute matters of federal income tax law or legal conclusions with respect thereto, have been prepared or reviewed by us, and, in our opinion, are correct in all material respects.

     This opinion is provided to you only and, without our prior written consent, may not be relied upon, used, circulated, quoted or otherwise referred to in any manner by any person, firm governmental authority or entity whatsoever. This opinion letter is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein. This opinion letter shall not be construed as or deemed to be a guaranty or insuring agreement.

ComEd Financing I
Commonwealth Edison Company
July __, 1995
Page 2


          Notwithstanding the immediately preceding paragraph, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this Firm under the captions "Certain Federal Income Tax Consequences" and "Legal Matters" in the Prospectus. By giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules promulgated thereunder.

          This opinion is rendered as of the date hereof based on the law and facts in existence on the date hereof, and we do not undertake, and hereby disclaim, any obligation to advise you of any changes in law or fact, whether or not material, which may be brought to our attention at a later date.


                                       Very truly yours,



                                       Sidley & Austin



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